Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Cyan, Inc.

Dated: February 1, 2014

TENAYA CAPITAL V, LP

By:	Tenaya Capital V GP, LP
Its:	General Partner
By:	Tenaya Capital V GP, LLC
Its:	General Partner

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL V-P, LP

By:	Tenaya Capital V GP, LP
Its:	General Partner
By:	Tenaya Capital V GP, LLC
Its:	General Partner

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL V GP, LP

By:	Tenaya Capital V GP, LLC
Its:	General Partner

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

TENAYA CAPITAL V GP, LLC

By:	/s/ Dave Markland
Dave Markland as Attorney-in-fact

/s/ Dave Markland
Thomas Banahan by Dave Markland as Attorney-in-fact

/s/ Dave Markland
Benjamin Boyer by Dave Markland as Attorney-in-fact

/s/ Dave Markland
Stewart Gollmer by Dave Markland as Attorney-in-fact

/s/ Dave Markland
Brian Melton by Dave Markland as Attorney-in-fact

/s/ Dave Markland
Brian Paul by Dave Markland as Attorney-in-fact